Exhibit 3.33

ARTICLES OF INCORPORATION

OF

FRANK PETERS AND ASSOCIATES, INC.

NAME

FIRST: The name of this corporation is:

FRANK PETERS AND ASSOCIATES, INC.

PURPOSES AND POWERS

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the business of a bank or trust company or the practice of a profession permitted to be incorporated under the California Corporations Code.

SERVICE OF PROCESS

THIRD: The name and address in the State of California of the initial agent for service of process on the corporation is:

FRANK PETERS

1776 Pitcarin

Costa Mesa, CA 92626

STOCK

FOURTH: This corporation is authorized to issue only one class of shares of stock having a total number of 1,000,000 shares.

IN WITNESS WHEREOF, the undersigned incorporator of this corporation has executed these Articles of Incorporation for the purpose of forming a corporation pursuant to the General Corporations Law of California on April 28, 1986.

JOHN F. NOLAN

The undersigned incorporator hereby declares and certifies that he is the person who executed the foregoing Articles of Incorporation, which execution is his act and deed.

JOHN F. NOLAN

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION

OF

FRANK PETERS AND ASSOCIATES, INC.

FRANK PETERS and ERIC PETERS certify that:

1. They are the President and Secretary, respectively, of FRANK PETERS AND ASSOCIATES, INC., a California corporation.

2. Article Fourth of the Articles of incorporation of this corporation is amended to read;

The corporation is authorized to issue 8,000,000 shares of common stock.

3. The foregoing amendment xxxxxxxxxx of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment xxxxxxxxxx of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is Two Thousand (2,000). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

I further declare under penalty of perjury under the taws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATED: 7-5-95
FRANK PETERS, President

DATED: 7-5-95
ERIC PETERS, Secretary

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION

OF

FRANK PETERS AND ASSOCIATES, INC.

FRANK PETERS and ERIC PETERS certify that:

1. FRANK PETERS is the President and ERIC PETERS is the Secretary, respectively, of FRANK PETERS AND ASSOCIATES, INC., a California corporation.

2. Article First of The Articles of Incorporation of this corporation is amended to read:

The name of this corporation is:

PLAID BROTHERS SOFTWARE, INC.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders is accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is Two Thousand (2,000). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATED: 2-24-97	FRANK PETERS, President

DATED: 2-11-97	FRANK PETERS, Secretary